Exhibit 5.1

3 April 2015

Hailiang Education Group Inc.

386 Jiefangbei Road

Diankou Town, Zhuji

Zhejiang Province

The People’s Republic of China

Dear Sirs,

Hailiang Education Group Inc. (the “Company”)

We have acted as special legal counsel in the Cayman Islands to the Company in connection with a registration statement on form F-1 to be filed with the U.S. Securities and Exchange Commission (the “Commission”) on or about 3 April 2015 (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the U.S. Securities Act of 1933, as amended, (the “Securities Act”) of up to 40,000,000 ordinary shares, par value US$0.0001 each (the “Ordinary Shares”) of the Company.

For the purposes of giving this opinion, we have examined a copy of the Registration Statement. We have also reviewed the amended and restated memorandum and articles of association of the Company provided to us on 23 December 2014, copies of unanimous written resolutions of the directors of the Company dated 23 December 2014 and unanimous written resolutions of the members of the Company passed on 23 December 2014, the amended and restated memorandum of association adopted on 23 December 2014 and the amended and restated articles of association of the Company adopted on 23 December 2014 and to become effective upon the closing of the Company’s initial public offering of Ordinary Shares represented by American Depositary Shares, a Certificate of Good Standing issued by the Registrar of Companies in relation to the Company on 19 March 2015 (the “Certificate Date”) and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us, (d) that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein, (e) that upon issue of any shares to be sold by the Company the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof, and (f) the validity and binding effect under the laws of the United States of America of the Registration Statement and that the Registration Statement will be duly filed with the Commission.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands.

On the basis of and subject to the foregoing, we are of the opinion that:

1.	Based on the Certificate of Good Standing, the Company is duly incorporated and existing under the laws of the Cayman Islands and in good standing as at the Certificate Date. Pursuant to the Companies Law (the “Law”), a company is deemed to be in good standing if all fees and penalties under the Law have been paid and the Registrar of Companies has no knowledge that the Company is in default under the Law.

2.	When issued and paid for as contemplated by the Registration Statement, the Ordinary Shares will be validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares or in connection with any assessments or calls on such shares by the Company or its creditors).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions “Enforceability of Civil Liabilities”, “Taxation” and “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman

Conyers Dill & Pearman